UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2012

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

2150 W. 6th Ave., Unit H, Broomfield, Colorado 80020
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 12, 2012 (the “Effective Date”), Roomlinx, Inc., a Nevada corporation (“Roomlinx”), and Hyatt Corporation, a Delaware corporation (“Hyatt”), entered into a Master Services and Equipment Purchase Agreement (the “Master Agreement”) pursuant to which Roomlinx has agreed to provide in-room media and entertainment solutions, including its proprietary Interactive TV (or iTV) platform, high speed internet, free-to-guest, on-demand programming and related support services, to Hyatt-owned, managed or franchised hotels that are located in the United States, Canada and the Caribbean (the “Services”).  Roomlinx’s iTV system may be provided in the “full option” (Interactive TV), the “mid option” (SmartTV) or the “lite option” (Video on Demand).

General.  The Master Agreement is a master agreement that generally governs the relationship of Hyatt and Roomlinx with respect to the provision of the Services and the general fee structures for the Services.  Prior to providing Services to any Hyatt hotel, Roomlinx will be required to negotiate and enter into a separate hotel services agreement with such hotel (each, a “Hotel Services Agreement”), which will set forth the applicable Services and fees for such hotel.  In addition, Roomlinx and the individual Hyatt hotels agree to share certain revenues related to the provision of the Services (the “Ancillary Revenues” and the sharing of such revenues is referred to as the “Revenue Share”).

Although the provision of Services to any particular Hyatt hotel will be governed by a Hotel Services Agreement with such hotel, the Master Agreement does provide that a minimum of 30,000 rooms from Hyatt-owned, managed or franchised hotels will place orders with Roomlinx within 18 months following the Effective Date.  If Hyatt fails to meet any of the foregoing minimum requirements, Roomlinx’s sole remedy for such failure will be an increase in its Revenue Share.  In addition, if certain minimum Ancillary Revenues are not achieved, then Hyatt’s obligation to have 30,000 rooms described above will be reduced to 15,000 rooms.

Term; Termination.  The Master Agreement terminates on the later of (i) 60 days following the five year anniversary of the Effective Date or (ii) if any Hotel Services Agreement is in effect on such five year anniversary, then the Master Agreement will continue to apply to such Hotel Services Agreement until it expires.  Hyatt has the right to extend the Master Agreement on a month-to-month basis for up to 18 months beyond the five year anniversary described above (the “Renewal Term”).  In addition, following completion of the Renewal Term, Hyatt may extend any Hotel Services Agreement on a month-to-month basis, subject to Roomlinx’s ability to terminate any Hotel Services Agreement on 90 days’ notice during such period.  The Master Agreement provides that each Hotel Services Agreement will expire five years following the date of such Hotel Services Agreement, except for Hotel Services Agreement entered into during the 18 months following the Effective Date, which will expire 60 days following the five year anniversary of the Effective Date.

The Master Agreement is terminable prior to expiration of its term:

●
by Hyatt, upon (i) the occurrence of uncured breaches of the Master Agreement by Roomlinx, (ii) the occurrence of certain bankruptcy events in respect of Roomlinx, (iii) certain changes in ownership of Roomlinx or its business or (iv) Roomlinx’s failure to secure certain content; and

●	by Roomlinx, upon the occurrence of certain uncured material breaches of the Master Agreement by Hyatt.

Indemnification.  Roomlinx is required to indemnify Hyatt and certain related parties from any claims or losses arising out of (i) Roomlinx’s breach of representations or warranties in the Master Agreement, (ii) Roomlinx’s material breach of covenants in the Master Agreement, (iii) certain intellectual property infringement or misappropriation by Roomlinx, (iv) Roomlinx’s breach of its confidentiality or data privacy obligations under the Master Agreement, (v) Roomlinx’s gross negligence, fraud or willful misconduct or (vi) any bodily injuries or death of any Roomlinx employees or contractors working at any hotel.  Hyatt is required to indemnify Roomlinx and certain related parties for any claims or losses arising from (i) Hyatt’s breach of representations or warranties in the Master Agreement, (ii) Hyatt’s material breach of covenants in the Master Agreement or (iii) Hyatt’s gross negligence or willful misconduct.  Subject to certain exceptions (including with respect to intellectual property matters), each party’s liability under the Master Agreement is capped at the greater of (i) $2,500,000 and (ii) an amount equal to 24 months of certain revenue for the Services prior to a claim.

Other.  In addition, pursuant to the Master Agreement:

•
Roomlinx agrees to make financing available to hotels that exceed certain minimum credit criteria for the purchase of equipment necessary for the provision of the Services at annual interest rates of no greater than 11.5% per annum and subject to certain restrictions and limitations.  The amount of financing that Roomlinx is required to provide will not exceed the lesser of (i) the amount of installation fees that are payable by Hyatt-owned hotels under Hotel Service Agreements that have not elected to receive equipment financing or (ii) $11 million.

•
Roomlinx agrees that, if it offers the Services to a third party on terms better than those in the Master Agreement and the related Hotel Agreements, it will enter into good faith negotiations with Hyatt to provide the same terms for Hyatt and the Hyatt hotels, subject to certain limitations concerning material differences between Hyatt and such third party or material differences in the scope of the Services offered to such third party.

•
So long as Hyatt meets certain minimum targets, Roomlinx has agreed not to enter into any agreement or arrangement (other than pilots) with a major hotel (i.e., a single brand that possesses within its brand more than 50 hotels in the United States, Canada or the Caribbean) that provides for services commencing prior to December 1, 2012.

•	Roomlinx is required to maintain certain minimum amounts of insurance, which insurance will generally name Hyatt as an “additional insured.”

In addition to the foregoing, the Master Agreement contains provisions regarding co-marketing, confidentiality, data privacy and intellectual property, as well as other representations, warranties and covenants that are customary for transactions of this type.

Item 8.01.	Other Events

On March 13, 2012, Roomlinx issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the entry into the Master Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)                Exhibits

99.1           Press Release issued on March 13, 2012 regarding the entry into the Master Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOMLINX, INC.

Dated: March 13, 2012	By:	/Michael S. Wasik/
Michael S. Wasik
President, Chief Executive Officer and Chief Financial Officer